EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-41323, 333-87582, and 333-123080, on Form S-8 of our reports dated June 5, 2009, relating to the financial statements and financial statement schedule of Hawkins, Inc., and the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Hawkins, Inc. for the year ended March 29, 2009.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 5, 2009

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